Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 16, 2015 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Apricus Biosciences, Inc.’s. Annual Report on Form 10‑K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

San Diego, California
June 5, 2015

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